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                                                                   EXHIBIT 99(A)

                                                                   Page 23 of 23

                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

     Each of the undersigned hereby agrees that the Amendment No. 2 to Schedule 13D filed on the date hereof with respect to the shares of Common Stock of Psychiatric Solutions, Inc. has been filed on behalf of the undersigned.

SIGNATURE

     Dated: February 5, 2003

     Entities:

Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC
Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation

                                          By:     /s/ Ann H. Lamont
                                               ------------------------------
                                                   Ann H. Lamont, as
                                                   General Partner or
                                                   Managing Member or as
                                                   Attorney-in-fact for the
                                                   above-listed entities

     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod

                                          By:     /s/ Ann H. Lamont
                                               ------------------------------
                                                   Ann H. Lamont,
                                                   Individually and as
                                                   Attorney-in-fact for the
                                                   above-listed individuals